Exhibit 99.1

CONSENT OF COMMONWEALTH ADVISORS, INC.

We hereby consent to the inclusion of our fairness opinion as Annex B to the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 relating to the proposed merger of MNB Corporation with and into Fidelity D & D Bancorp, Inc. and to the references to such opinion and our firm’s name in such Joint Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”) nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Commonwealth Advisors, Inc.

Commonwealth Advisors, Inc.
Lemoyne, Pennsylvania
March 3, 2020